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Deloitte
& Touche

INDEPENDENT AUDITORS’ CONSENT

To the Board of Trustees and Shareholders of Mosaic Income Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 2-80808 of Mosaic Income Trust (including Government Fund, Intermediate Income Fund and Institutional Bond Fund) on Form N-1A of our reports dated February 13, 2004, appearing in the respective Annual Reports to Shareholders for the year ended December 31, 2003, and to the references to us under the heading "Financial Statements and Other Additional Information" in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are also part of such Registration Statement.

(signature)

DELOITTE & TOUCHE LLP

Chicago, Illinois

April 26, 2004

Deloitte
Touche
Tohmatsu